Exhibit 23 (a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-82906 of Glenbrook Life and Annuity Company (the "Company") on Form S-3 of our report dated February 4, 2004 relating to the financial statements and the related financial statement schedules of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2003, to its use in the Statements of Additional Information (which are incorporated by reference in the Prospectuses of the Company), which are part of Registration Statements No. 333-50879 and No. 333-34356 of Glenbrook Life and Annuity Company Separate Account A (the "Account"), and to the use of our report dated March 31, 2004 relating to the financial statements of the Account also appearing in such Statements of Additional Information and to the reference to us under the heading "Experts" in such Statements of Additional Information.


/s/ Deloitte & Touche LLP
Chicago, Illinois

April 13, 2004